Exhibit 10.1
INDEMNIFICATION AGREEMENT
          INDEMNIFICATION AGREEMENT dated as of the [___] day of [___] (this “Agreement”) by and between Biodel Inc., a Delaware corporation (the “Company”), and [___] (the “Indemnitee”), [a member of the board of directors][and][an officer] of the Company.
          The Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve as directors or officers of the Company or its subsidiaries. In furtherance thereof, the Company wishes to indemnify such individuals so as to provide them with the protection set forth in this Agreement. Therefore, the Company has agreed with the Indemnitee upon the terms, provisions and conditions of indemnification as set forth in this Agreement.
          Certain capitalized terms used in this Agreement are defined in section 7 hereof.
          NOW THEREFORE, the Company and the Indemnitee hereby agree as follows:
          1. Indemnification.
          1.1 Third Party Proceedings. The Company shall indemnify the Indemnitee if the Indemnitee is or was a party to or witness or other participant in, or is threatened to be made a party to, any threatened or pending Action (other than any Action by or in the right of the Company, as to which Section 1.2 shall be applicable) by reason of the fact that Indemnitee is or was a director or officer of the Company or any Subsidiary of the Company, by reason of any action or inaction on the part of the Indemnitee while a director or officer of the Company or any Subsidiary of the Company, and/or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another Entity, against all of the Indemnitee’s Indemnified Losses if, but only if, (i) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or such Subsidiary, and, with respect to any criminal Action, had no reasonable cause to believe the Indemnitee’s conduct was unlawful, and (ii) such indemnification is otherwise permitted by applicable law. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in the best interests of the Company or such Subsidiary or that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.
          1.2 Actions by or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is or was a party to or a witness or other participant in or is threatened to be made a party to any threatened or pending Action by or in the right of the Company or any Subsidiary of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director or officer of the Company or any Subsidiary of the Company, by reason of any action or inaction on the part of the Indemnitee while a director or officer of the Company or a Subsidiary of the Company or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another Entity, against all Indemnified Losses if, but only if, (i) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and (ii) such indemnification is permitted by applicable law. No indemnification shall be made in respect of any Action as to which the Indemnitee shall have been finally adjudged to be liable to the Company in the performance of the Indemnitee’s duties to the Company and its stockholders, unless and only to the extent that the court in which such Action is or was pending shall determine upon application that, in view of all the circumstances of the Action, the Indemnitee is fairly and reasonably entitled to indemnity for Indemnified Losses and then only to the extent that the court shall determine.
          2. Expenses; Indemnification Procedure.
          2.1 Advancement of Expenses. The Company shall advance all reasonable out-of-pocket expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Action referenced in Section 1.1 or 1.2 hereof. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby or that such indemnification is not otherwise permitted by applicable law. The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor from the Indemnitee and the making of security arrangements reasonably satisfactory to the Company. In the event it shall have been ultimately determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby or that such indemnification is not otherwise permitted by applicable law, any advances made to the Indemnitee by the Company shall be repaid to the Company within thirty (30) days following delivery of a written request therefor from the Company.
          2.2 Determination of Conduct. The determination that indemnification of the Indemnitee is proper under the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Sections 1.1 or 1.2 of this Agreement shall be made by any of the following: (1) the Company’s Board of Directors (or by a duly authorized executive committee thereof) by a majority vote of directors (or committee members) who are not parties to such Action, even though less than a quorum, (2) if there are no such disinterested directors of the Company, or if such disinterested directors so direct, by independent legal counsel chosen by such disinterested director or the Company, in a written opinion, or (3) by the Company’s stockholders, with the shares owned by the Indemnitee not being entitled to vote thereon. Notwithstanding the foregoing, if the Company does not determine that indemnification is proper under the circumstances, the Indemnitee may seek determination by any court of competent jurisdiction that indemnification hereunder is appropriate.
          2.3 Notice/Cooperation by the Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim, and/or of the commencement of any Action, against the Indemnitee for which indemnification will or could be sought under this Agreement. Any such notice to the Company shall be given in the manner set forth in Section 8.1 hereof. In addition, the Indemnitee shall give the Company such information and shall cooperate with respect to such Action as the Company may reasonably require and as shall be within the Indemnitee’s power. Failure to give prompt written notice pursuant to this Section 2.3 shall release the Company from its indemnification obligations hereunder if and only to the extent that the Company’s ability to defend such Action is materially affected by the failure to give such prompt written notice.
          2.4 Notice to Insurers. If, at the time of the receipt of a notice pursuant to Section 2.3 of a claim, and/or of the commencement of any Action, against the Indemnitee for which indemnification will or could be sought under this Agreement, the Company has director and/or officer liability insurance in effect, the Company shall give prompt notice of such claim or the commencement of such Action to the insurers in accordance with the procedures set forth in the respective policies.
          2.5 Selection of Counsel. In any matter for which the Company shall provide indemnification for the Indemnitee, the Company shall be entitled to assume the defense of the Action, with legal counsel selected by the Company and reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice and the retention of legal counsel by the Company for that purpose, the Company will not be liable to the Indemnitee under this Agreement for any fees or expenses of legal counsel subsequently incurred by the Indemnitee with respect to the same Action; provided that the Indemnitee shall have the right to employ separate counsel in any such proceeding at the Indemnitee’s sole cost and expense.
          3. Additional Indemnification Provisions; Non-Exclusivity.
          3.1 Application. The provisions of this Agreement shall be deemed applicable to all actual or alleged actions or omissions by the Indemnitee arising, related to or connected with or during any and all periods of time that the Indemnitee was, is, or shall be serving as a director or officer of the Company or any Subsidiary of the Company, or, at the request of the Company, as a director, officer, employee or agent of another Entity.
          3.2 Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by applicable law (except as set forth in Section 6 hereof), notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation or the Company’s By-laws. In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of the Indemnitee’s rights and the Company’s obligations under this Agreement.
          3.3 Enforcing the Agreement. If the Indemnitee properly makes a claim for indemnification or an advance of expenses that is payable pursuant to the terms of this Agreement, and that claim is not paid by the Company, or on its behalf, within ninety (90) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in such suit, the Indemnitee shall be entitled to be paid also all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) actually incurred in connection with prosecuting such claim.

          3.4 Subrogation. In the event of any payments made by the Company to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payments to all of the rights of recovery of the Indemnitee, who shall execute all documents and instruments and shall take all actions that may be necessary or that may be reasonably requested by the Company to secure such rights, including, without limitation, the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
          3.5 Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an the Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, applicable law, insurance policy or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to the Indemnitee for an action taken or not taken while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity at the time of any covered action, suit or other proceeding.
          4. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Indemnitee’s Indemnified Losses in the investigation, defense, appeal or settlement of any Action but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for that portion to which the Indemnitee is entitled.
          5. Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors or officers under this Agreement or otherwise. For example, the Company and the Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. The Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee, and the Indemnitee acknowledges and agrees that in such instances indemnification hereunder may not be available or may be limited.
          6. Exceptions. Any other provision of this Agreement to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement for the following:
          (i) Claims Initiated by the Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to any Action initiated or brought voluntarily by the Indemnitee and not by way of defense, unless said Action was authorized by the Board of Directors of the Company.
          (ii) Improper Personal Benefit. To indemnify the Indemnitee against liability for any transaction from which the Indemnitee, or any Affiliate of the Indemnitee, derived an improper personal benefit, including, but not limited to, self-dealing or usurpation of a corporate opportunity.
          (iii) Dishonesty. To indemnify the Indemnitee if a judgment or other final adjudication adverse to the Indemnitee established that the Indemnitee committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.
          (iv) Grounds for “Cause” Employment Terminations. To indemnify the Indemnitee in connection with any matter that would constitute “Cause” for the termination of the Indemnitee by the Company under any employment agreement between the Indemnitee and the Company or any of its subsidiaries.
          (v) Insured Claims. To indemnify the Indemnitee for any amounts that have been paid directly to the Indemnitee by an insurance carrier under a policy of liability insurance maintained by the Company.
          (vi) Claims Under Section 16(b). To indemnify the Indemnitee for an accounting of profits in fact realized from the purchase and sale of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
          7. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
          7.1 “Action” means any threat, action, cause of action, suit, appeal, mediation, arbitration, settlement or other proceeding of any kind, whether civil, criminal, administrative or investigative, and in each case any threat thereof.
          7.2 “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.
          7.3 “Control”, as used with respect to any Person, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person.
          7.4 “Entity” means any corporation, partnership, joint venture, limited liability company, trust or other enterprise.
          7.5 “ERISA” means the Employee Retirement Income Security Act of 1974, together with all amendments thereto and all rules and regulations thereunder.
          7.6 “Indemnified Losses” means any and all liabilities and losses, judgments, fines, penalties and amounts paid in settlement (but only if such settlement is approved in advance by the Company), costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding.
          7.7 “Person” means any individual, partnership, limited liability company, corporation, joint venture, trust, estate or other Entity.
          7.8 “Subsidiary” means, with respect to any Person (including the Company), any Entity of which the Person owns more than 50% of the voting power.
          8. Miscellaneous.
          8.1 Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, one (1) business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the parties at the addresses indicated on the signature page hereto
          8.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.
          8.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.
          8.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.
          8.5 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.
          8.6 Successors, Etc.; No Assignment; Binding Effect. This Agreement is binding upon all of the successors and assigns of, and any purchaser of all or substantially all of the assets of, the Company. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, and any attempt to do so shall be void.
          8.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          8.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never composed a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
          8.9 Drafting History. In resolving any dispute or construing any provision in this Agreement, there shall be no presumption made or inference drawn (a) because the attorneys for one of the parties drafted such provision of this Agreement, (b) because of the drafting history of this Agreement, or (c) because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft.
          8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, which would result in the applicability of the Laws of another jurisdiction.
          8.11 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in New York County in connection with any Action arising out of or relating to this Agreement, waives any objection to venue in the United States District Court for the Southern District of New York and the courts of the State of New York located in New York County, and agrees that service of any summons, complaint, notice or other process relating to such Action may be effected in the manner provided by Section 8.1. In any Action arising out of or relating to this Agreement, each of the parties waives trial by jury.
          8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

BIODEL INC.

By:
Name:
Title:

Address and facsimile number for notices:

Biodel Inc.
6 West Kenosia Avenue
Danbury, CT 06810
Attn:
Fax: 203-798-3601

Name:

Address and facsimile number for notices: